UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2012

MMAX MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation	(Commission File Number) Identification No.	(IRS Employer

511 N.E. 3rd Avenue, 1st Floor, Fort Lauderdale, Florida 33301

 (Address of principal executive offices) (Zip Code)

800-991-4534

Registrant’s telephone number, including area code

___________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

Effective December 20, 2012, MMAX Media, Inc. (the “Company”) issued an aggregate of 28,527,520 shares of restricted common stock pursuant to the conversion, and in satisfaction of, a series of 7% convertible promissory notes in the aggregate principal amount of $264,000.  The notes were originally issued on various dates between June 24, 2012 and December 13, 2012.  The notes were convertible at the option of the holders into shares of the Company’s common stock at conversion prices ranging from $0.005 per share to $0.011 per share.  At December 20, 2012 the outstanding amounts under the notes, including interest, was $267,574.  The Company issued the shares under the exemption from registration provided by Section 4(2) of the Securities Act. The certificates representing the shares contain a legend restricting transferability absent registration or applicable exemption.

A copy of the form of note is incorporated herein by reference and is filed as an exhibit to this Form 8-K. The description of the transactions contemplated by the note set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

Exhibit No.	Description

4.1	Form of 7% Convertible Promissory Note (previously filed as an exhibit to Form 10-Q quarterly report for the period ending September 30, 2012, as filed on November 14 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMAX MEDIA, INC.

By:	/s/ Edward Cespedes
Edward Cespedes
Chief Executive Officer
December 21, 2012